UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	THRM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2024, Gentherm Incorporated (the “Company”) announced that Jonathan Douyard has been appointed to be the Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective on January 1, 2025 (the “Douyard Start Date”). As previously reported, Phillip Eyler, the Company’s President and Chief Executive Officer, and Interim Chief Financial Officer, will depart from the Company effective December 31, 2024.

Hiring of Chief Financial Officer – Mr. Douyard

Mr. Douyard, age 45, has 25 years of global finance experience. From March 2020 to November 2024, Mr. Douyard was the Chief Financial Officer of The Shyft Group, Inc. (Nasdaq: SHYF), the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets, where he played a key role in driving financial performance, generating cash flow, managing merger and acquisition activities, strengthening corporate controls and processes, and developing the finance organization. From May 2016 to March 2020, Mr. Douyard served as the Chief Financial Officer at Fluke Corporation, a leading global industrial technology company within Fortive Corporation (NYSE: FTV) and previously Danaher, were he led finance and IT functions. Mr. Douyard previously served from May 2012 to May 2016 as CFO, Commercial Systems and Services in the Sikorsky Aircraft division of United Technologies Company (NYSE: UTX) and then Lockheed Martin (NYSE: LM). Mr. Douyard also served in multiple Chief Financial Officer and financial planning roles at divisions of General Electric Company (NYSE: GE) from 2001 to 2012, and he was a graduate of its Financial Management Program and Corporate Audit Staff. Mr. Douyard received a Bachelor of Science in Finance from Bentley University, in Waltham, MA.

Mr. Douyard has no family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Douyard has a material interest requiring disclosure under Item 404(a) of Regulation S-K.

Offer Letter – Mr. Douyard

On November 20, 2024, in connection with Mr. Douyard’s appointment as Executive Vice President, Chief Financial Officer and Treasurer of the Company, the Company and Mr. Douyard entered into an offer letter regarding Mr. Douyard’s at-will employment (the “Douyard Offer Letter”). Mr. Douyard’s compensation set forth in the Douyard Offer Letter includes:

•	A $600,000 annual base salary.

•

Eligibility for an annual cash bonus beginning in 2025 under the Second Amended and Restated Gentherm Incorporated Senior Level Performance Bonus Plan (the “Bonus Plan”), with a target bonus of 80% of his annual base salary.

•

Perquisites generally consistent with those provided to other Company executive officers, including paid vacation, health and welfare benefits, participation in a 401(k) retirement savings plan and the Company’s deferred compensation program.

•	An automobile allowance of $12,000 per year.

•

An annual equity award with an initial total grant value of $1,100,000 to be granted in March 2025, on terms and conditions consistent with the annual equity awards to the Company’s executive officers (the “Initial Award”). 60% of the grant value of the Initial Award will be in the form of performance stock units (“PSUs”), and 40% of the grant value of the Initial Award will be in the form of restricted stock units (“RSUs”). Vesting of the Initial Award is subject to Mr. Douyard’s continued employment with the Company, provided that, if Mr. Douyard is terminated without Cause or resigns for Good Reason, (i) all unvested and outstanding RSUs of the Initial Award will vest in full as of the termination date and (ii) any unvested and outstanding PSUs of the Initial Award will vest on a pro-rata basis (based on completed months of employment during the performance period) and subject to actual performance achieved during the full performance period. Future equity awards remain at the discretion of the Board.

•

In replacement of him forgoing a 2024 cash bonus and vesting and earnings of certain outstanding equity awards with The Shyft Group, he will receive (i) $650,000 in cash to be paid in March 2025 and $650,000 in cash within 45 days after to the six-month anniversary of the Douyard Start Date (together, the “Make Whole Bonuses”), and (ii) RSUs with a total grant value of $2,000,000 (the “Make Whole Equity Grant”) and vesting pro rata annually on each of the first three anniversaries of the grant date, to be awarded as of the later of within 45 days of the Douyard Start Date or the first business day of an open trading window under the Company’s policy as applicable to executive officers of the Company. The vesting of the Make Whole Equity Grant is subject to Mr. Douyard’s continued employment with the Company, provided that, if Mr. Douyard is terminated without Cause or resigns for Good Reason, the Make Whole Equity Grant will vest automatically on such termination date. The first Make Whole Bonus will be forfeited and must be repaid, if applicable, if Mr. Douyard voluntarily terminates his employment without Good Reason (as defined in the Douyard Offer Letter) on or prior to January 1, 2026, and the second Make Whole Bonus will be forfeited and must be repaid, if applicable, if Mr. Douyard voluntarily terminates his employment without Good Reason (as defined in the Douyard Offer Letter) on or prior to the first anniversary of the date of payment of the second Make Whole Bonus.

In addition to the equity and make whole award treatment noted above:

•

In the event of a termination without Cause or for Good Reason (and not during a Change in Control window period), each as defined in the Douyard Offer Letter, Mr. Douyard will receive a lump sum cash payment of 12 months’ salary plus the Make Whole Bonuses (to the extent not paid previously), up to 12 months of COBRA premium coverage, a lump sum cash payment for any unpaid annual bonus under the Bonus Plan determined for the year prior to the year of termination, and a prorated cash bonus for the year of termination (at a minimum of the prorated target bonus).

•

In the event of a termination of Mr. Douyard without Cause or for Good Reason during a Change in Control window period (as defined in the Douyard Offer Letter), Mr. Douyard will receive a lump sum cash payment of 24 months’ salary plus the Make Whole Bonuses (to the extent not paid previously), up to 18 months of COBRA premium coverage, a lump sum cash payment for any unpaid annual bonus under the Bonus Plan determined for the year prior to the year of termination, and a lump-sum cash payment equal to two times the annual target bonus for the year of termination, and the equity awards will be governed by the terms of the applicable equity plan and award agreements.

•

Mr. Douyard’s right to receive the foregoing severance (including equity award and make whole award treatment) is conditioned upon his execution of a general release of claims, which becomes irrevocable, for the benefit of the Company.

Any incentive cash or equity compensation paid to Mr. Douyard is subject to the Gentherm Incorporated Policy for the Recovery of Erroneously Awarded Compensation. Further, during employment and thereafter, Mr. Douyard is subject to confidentiality and non-disparagement requirements. During employment and for 12 months after termination of employment, Mr. Douyard is subject to non-competition and non-solicitation requirements.

A copy of the Douyard Offer Letter is attached hereto as Exhibit 10 and is incorporated herein by reference. The above description of the material terms of the Douyard Offer Letter is qualified in its entirety by reference to such exhibit.

Item 7.01	Regulation FD Disclosure.

On November 21, 2024, the Company issued a news release regarding the matters set forth in Item 5.02 herein, which is attached hereto as Exhibit 99 and is incorporated herein by reference. The information in this Item 7.01 and the attached Exhibit 99 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10*	Offer Letter between Gentherm Incorporated and Jonathan Douyard, dated as of November 20, 2024

99	Company news release, dated November 21, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Wayne Kauffman
Wayne Kauffman
Senior Vice President, General Counsel and Secretary

Date: November 21, 2024